UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2008

ESCALA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
5 Frances J. Clarke Circle Bethel, CT 06801
(Address of Principal Executive Offices) (Zip Code)

203-702-8480
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES. THE COMPANY MAKES NO COMMITMENT TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ANY STATEMENT IS MADE.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Through a series of transactions, the Company's credit facility for its precious metals trading operations has been increased from $85,000,000 to $100,000,000, effective February 12, 2008. The facility provides credit to the Company's subsidiary, A-Mark Precious Metals, Inc. All other terms and conditions of the facility remain unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 6, 2008, Matthew M. Walsh resigned as President, Chief Financial Officer and acting Chief Executive Officer of the Company, and as a member of its Board of Directors.

Mr. Walsh had served as Chief Financial Officer of the Company since May 12, 2006, and as President, acting Chief Executive Officer and a director since December 5, 2006.

Effective March 6, 2008, the Board of Directors appointed Greg Roberts as President and Chief Executive Officer of the Company. Mr. Roberts has served as President of Spectrum Numismatics International, Inc. since 1991, and has served in a variety of capacities within the Company since the Company acquired Spectrum Numismatics in 2001, most recently as President of the Company’s coin and trading divisions. Mr. Roberts has been a director of the Company since February 2000.

The Board of Directors also approved the following additional compensatory arrangements for Mr. Roberts: Mr. Roberts is to receive $50,000 in cash, payable promptly; 50,000 restricted shares of the Company’s common stock, vesting immediately; 50,000 restricted shares of the Company’s common stock, vesting in substantially equal installments over a three-year period commencing June 30, 2008; and a cash bonus of $100,000, payable promptly following the date that the Company becomes current in its filings under the Securities Act of 1934, as amended.

Effective March 6, 2008, appointed Leon Losapio as Executive Vice President of Finance/Chief Accounting Officer and as Acting Chief Financial Officer. Mr. Losapio, who is 51 years old, joined the Company in September 2007 as Corporate Controller and, prior to that, served as Vice President and Corporate Controller for TransAct Technologies (from February 2004), a NASDAQ-listed company, and as Controller and Assistant Treasurer of Sopherion Therapeutics, Inc. (from July 2003). He received his Bachelors of Arts degree from the University of Michigan in 1986 and his Masters of Business Administration degree from the University of Connecticut in 1989.

Effective March 6, 2008, the Board appointed Carol Meltzer as Chief Administrative Officer.

Ms. Meltzer has served as Executive Vice President since May 2006 and as General Counsel since 2004, and will continue to serve in those capacities. In addition, to her existing compensatory arrangements, Ms. Meltzer is to receive $25,000 in cash, payable promptly, and 25,000 restricted shares of the Company’s common stock, vesting immediately.

A copy of the press release dated March 7, 2008, announcing the resignation of Mr. Walsh and the appointments of Mr. Roberts, Mr. Losapio and Ms. Meltzer, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibits.

         99.1       Press release, dated March 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 7, 2008

ESCALA GROUP INC.

		By:	/s/ Carol Meltzer
Name: Carol Meltzer
Title: Executive Vice President and Chief Administrative Officer